SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

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                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report
(Date of earliest event reported):                April 28, 1995
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                    INSITUFORM TECHNOLOGIES, INC.
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     (Exact name of registrant as specified in its charter)



   Delaware                0-10786                  13-3032158
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(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



1770 Kirby Parkway, Suite 300, Memphis, Tennessee         38138
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(Address of principal executive offices)                (Zip Code)




Registrant's telephone number,
including area code                                 (901) 759-7473
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Item 5.   Other Events.
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     On April 28, 1995, the Registrant announced that it has agreed with Insituform Mid-America, Inc. ("IMA") to extend through May 31, 1995 the period during which the Registrant will postpone assertion of any rights under various Insituform (registered trademark) and NuPipe (registered trademark) license agreements, and the partnership of MidSouth Partners, arising as a result of the acquisition of Enviroq Corporation ("Enviroq") by IMA without consent of the Registrant. During such period, the parties would not take further action in litigation initiated by the Registrant in Tennessee Chancery Court regarding such matters, except for certain proceedings regarding venue.

     Reference is hereby made to the agreement entered into with IMA and IMA Merger Sub, Inc. (formerly, Enviroq), annexed to this
Current Report as Exhibit 99.1, the information contained in which is hereby incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.
          ---------------------------------

     The exhibit filed as part of this Current Report on Form 8-K is listed in the attached Index to Exhibits.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                                   INSITUFORM TECHNOLOGIES, INC.


                                   By s/Jean-Paul Richard
                                     -----------------------------
                                     Jean-Paul Richard
                                     President and Chief
                                      Executive Officer



Dated: May 3, 1995

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                        INDEX TO EXHIBITS


Exhibits  Description
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99.1      Amended and Restated Cooperation Agreement
          dated April 28,1995 among Insituform
          Mid-America, Inc., IMA Merger Sub, Inc.
          (formerly,Enviroq Corporation) and the
          Registrant.